Exhibit 99.1
AngioDynamics Reports Fiscal Year 2025 Third Quarter Financial Results

LATHAM, N.Y.--(BUSINESS WIRE)— April 2, 2025-- AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options, and improving quality of life for patients, today announced financial results for the third quarter of fiscal year 2025, which ended February 28, 2025.

Fiscal Year 2025 Third Quarter Highlights

	Quarter Ended February 28, 2025	Pro Forma* YoY Growth
Pro Forma* Net Sales	$72.0 million	9.2%
Med Tech Net Sales	$31.3 million	22.2%
Med Device Net Sales	$40.7 million	0.9%

•	GAAP gross margin of 54.0%
•	GAAP loss per share of $(0.11)
•	Adjusted loss per share of $(0.08)
•	Adjusted EBITDA of $1.3 million
•
Initiated the AMBITION BTK RCT and Registry to generate definitive clinical evidence supporting the use of the Auryon Atherectomy System in treating below the knee lesions in patients with critical limb ischemia

•	Published APEX-AV trial results in JSCAI demonstrating the safety and efficacy of the AlphaVac F18[85] System
•	Received FDA 510(k) clearance for NanoKnife System for prostate tissue ablation
•	Increasing fiscal year 2025 guidance for net sales, Med Tech net sales growth, gross margin, Adjusted EBITDA, and Adjusted EPS

*Pro forma results exclude the Dialysis and BioSentry businesses divested in June 2023 and the PICC and Midline product portfolios divested in February 2024, as well as the discontinued Radiofrequency and Syntrax products in February 2024.

“We are very pleased with our third quarter performance as we continued to drive strong topline growth and adjusted EBITDA profitability. Our ability to deliver consistently strong results comes as a result of the significant transformation we have undergone over the last few years to simplify our business and focus on large, fast-growing MedTech markets,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics. “To that end, we’re seeing impressive momentum across our MedTech franchise, which grew over 20% for the second quarter in a row, driven by growth within each of our MedTech platform technologies, Auryon, AngioVac, AlphaVac, and NanoKnife. In lock-step with this growth, we continue to improve gross margins and operational efficiency, which allowed us to deliver yet another quarter of positive adjusted EBITDA. Based on the quality of performance we have seen through fiscal 2025, we are increasing our fiscal full year guidance for all of our key metrics, including; total worldwide revenue, MedTech revenue growth, gross margin, adjusted EBITDA, and adjusted EPS.”

“As we look ahead, we are well positioned to deliver profitable growth going forward. With the many catalysts we have recently achieved, including FDA clearance for our NanoKnife System for prostate tissue ablation, our portfolio is the strongest it has been. With our improved operating leverage and strong balance sheet, we can continue to prudently invest to support high impact initiatives while remaining on track to hit our fiscal year 2026 profitability targets,” continued Mr. Clemmer.

Third Quarter 2025 Financial Results

Unless otherwise noted, all financial metrics and growth rates presented below are on a pro forma basis.

Net sales for the third quarter of fiscal year 2025 were $72.0 million, an increase of 9.2% compared to the prior-year quarter.

Med Tech net sales were $31.3 million, a 22.2% increase from $25.7 million in the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform, which includes the AlphaVac and AngioVac mechanical thrombectomy systems, and the NanoKnife irreversible electroporation platform.

Growth in the Med Tech segment for the quarter was driven by strength across all product lines, including Auryon sales of $13.9 million, which increased 17.3%, AngioVac sales of $6.8 million, which increased 23.1%, AlphaVac sales of $3.0 million, which increased 161.4%, and NanoKnife disposable sales of $4.9 million, which increased 16.2%. Total NanoKnife sales, including capital, of $6.3 million, increased 5.3%.

Med Device net sales were $40.7 million, an increase of 0.9% compared to $40.3 million in the prior-year period.

U.S. net sales in the third quarter of fiscal 2025 were $61.3 million, an increase of 9.9% from $55.8 million a year ago. International net sales were $10.7 million, an increase of 5.1%, compared to $10.1 million a year ago.

Gross margin for the third quarter of fiscal 2025 was 54.0%, which was 290 basis points up compared to the third quarter of fiscal 2024.

Gross margin for the Med Tech business was 62.5%, an increase of 100 basis points from the third quarter of fiscal 2024 driven by the growth of AngioVac sales, as well as a higher mix of Auryon hospital-based sales. Gross margin for the Med Device business was 47.4%, an increase of 300 basis points compared to the third quarter of fiscal 2024.

The Company recorded a non-pro forma GAAP net loss of $4.4 million, or a loss per share of $0.11, in the third quarter of fiscal 2025. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the third quarter of fiscal 2025 was $3.1 million, or a loss per share of $0.08. This compares to an adjusted net loss during the fiscal third quarter of 2024 of $6.5 million, or a loss per share of $0.16.

Adjusted EBITDA in the third quarter of fiscal 2025, excluding the items shown in the non-GAAP reconciliation table below, was $1.3 million, compared to a loss of $3.6 million in the third quarter of fiscal 2024.

In the third quarter of fiscal 2025, the Company utilized $13.2 million in operating cash, and at February 28, 2025, the Company had $44.8 million in cash and cash equivalents compared to $54.1 million in cash and cash equivalents at November 30, 2024. This is in-line with the Company’s stated expectations following its second fiscal quarter.  As the Company previously stated, in the fourth quarter of fiscal 2025, the Company expects to generate positive operating cash flow, ending with cash and cash equivalents around $55 million with zero debt. In addition, the Company remains on track to achieve positive operating cash flow for the full year of fiscal 2026.

Subsequent to the end of the third quarter of fiscal 2025, the Company announced that it secured a commitment from J.P. Morgan regarding a revolving line of credit agreement (“the revolver”), which allows the Company to draw down up to $25.0 million at its discretion. While the Company is well capitalized with existing cash on hand, the Company stated that entering into the revolver reflects good financial management and offers incremental flexibility to manage potential working capital fluctuations as part of its manufacturing transfer process without impacting its ability to execute on its strategic growth trajectory moving forward.

Auryon

Initiated AMBITION BTK RCT and Registry to Advance Treatment for Critical Limb Ischemia

The Company initiated the AMBITION BTK (below the knee) randomized controlled trial and registry to evaluate the effectiveness of the Auryon Atherectomy System in treating critical limb ischemia below the knee. The multicenter study will enroll up to 200 subjects across 30 sites for the RCT, plus up to 1,500 subjects in a companion registry, comparing the system in combination with standard balloon angioplasty versus angioplasty alone for below the knee lesions. This study builds on previous clinical success demonstrating the system’s ability to safely treat complex below the knee cases while effectively reducing clot burden.

AlphaVac

Announced Publication of APEX-AV Trial Results in JSCAI

The Company announced the publication of APEX-AV trial results in the Journal of the Society for Cardiovascular Angiography & Interventions, validating the safety, efficacy, and efficiency of the AlphaVac F1885 System for pulmonary embolism treatment. The peer-reviewed study demonstrated a 35.5% reduction in clot burden, comparing favorably to other mechanical aspiration devices, with notable improvements in both RV/LV ratio and pulmonary artery pressures. The FDA-cleared device features a unique funnel tip design, optional wireless navigation, and blood loss mitigation, addressing a condition that affects approximately 900,000 individuals annually in the United States.

NanoKnife

Received FDA Clearance for The NanoKnife® System for Prostate Tissue Ablation

The Company received FDA 510(k) clearance for the NanoKnife System for prostate tissue ablation following the successful completion of the pivotal PRESERVE clinical study. The trial, which enrolled 121 patients across 17 clinical sites, met its primary effectiveness endpoint with 84% of men free from in-field, clinically significant disease at 12 months post-procedure, while preserving urinary continence in 95.4% of patients and maintaining erectile function sufficient for intercourse in 71.7% of patients. The NanoKnife System is the first and only non-thermal, radiation-free ablation technology for prostate treatment utilizing Irreversible Electroporation technology.

On January 8, 2025, the Company hosted a Virtual NanoKnife Investor Event, which provided insights into the NanoKnife System’s proprietary irreversible electroporation (IRE) technology and how it is poised to become the standard, function-preserving treatment for men with prostate tumors.

To access a replay of the event, visit HERE.

Fiscal Year 2025 Financial Guidance

For fiscal year 2025:

•
The Company now expects net sales to be in the range of $285 to $288 million, up from previously issued guidance of $282 to $288 million, representing growth between 5.3% to 6.4% over fiscal 2024 pro forma revenue of $270.7 million

•	The Company now expects Med Tech net sales to grow in the range of 14% to 16%, an increase from prior guidance of 12% to 15%

•	The Company continues to expect Med Device net sales to be flat

•	The Company now expects Gross Margin to be approximately 53% to 54%, an increase from prior guidance of 52% to 53%

•
The Company now expects Adjusted EBITDA to be in the range of $4.0 to $5.0 million, an increase from prior guidance of $1.0 to $3.0 million, and compared to a pro forma Adjusted EBITDA loss of $3.2 million in fiscal 2024

•
The Company now expects Adjusted loss per share in the range of $0.31 to $0.34, an improvement from prior guidance of a loss of $0.34 to $0.38. This updated guidance compares to a pro forma Adjusted loss per share of $0.45 in fiscal 2024

Guidance Metric	Guidance Action	Current Guidance (As of Apr. 2, 2025)	Previous Guidance (Issued on Jan. 8, 2025)
Net Sales	Increased	$285 - $288 million	$282 - $288 million
Med Tech Net Sales Growth	Increased	14 - 16%	12 - 15%
Med Device Net Sales Growth	Unchanged	Flat (unchanged)	Flat
Gross Margin	Increased	53 - 54%	52 - 53%
Adjusted EBITDA	Increased	$4.0 - $5.0 million	$1.0 - $3.0 million
Adjusted EPS	Increased	($0.31) - ($0.34)	($0.34) - ($0.38)

Conference Call

The Company’s management will host a conference call at 8:00 a.m. ET the same day to discuss the results. To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international).

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available, until Wednesday, April 09, 2025 at 11:59 PM ET. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13752371.

Virtual Cardiovascular Investor Event

AngioDynamics will host a virtual cardiovascular investor event immediately following the Company’s Fiscal 2025 Third Quarter Financial Results Conference Call which will start at 9:00am ET. The Company will provide investors a deeper dive into the cardiovascular technology portfolio and strategic vision.

Webcast Registration Link:
https://viavid.webcasts.com/starthere.jsp?ei=1712212&tp_key=cedf6b19b1

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics’ expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2024. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

1 https://www.wcrf.org/cancer-trends/prostate-cancer-statistics/

2 Cheng JY. The Prostate Cancer Intervention Versus Observation Trial (PIVOT) in Perspective. J Clin Med Res. 2013;5(4):266-268. doi:10.4021/jocmr1395w

3 Data on file.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024
		(unaudited)			(unaudited)

Net sales	$72,004	9	$72,013	$75,182	(9,211)	$65,971
Cost of sales (exclusive of intangible amortization)	33,147	6	33,153	39,321	(7,038)	32,283
Gross profit	38,857	3	38,860	35,861	(2,173)	33,688
% of net sales	54.0%		54.0%	47.7%		51.1%

Operating expenses
Research and development	6,913	—	6,913	8,189	(117)	8,072
Sales and marketing	25,504	—	25,504	25,405	(1,758)	23,647
General and administrative	10,490	—	10,490	10,578	22	10,600
Amortization of intangibles	2,598	—	2,598	3,287	(643)	2,644
Goodwill impairment	—	—	—	159,476	—	159,476
Change in fair value of contingent consideration	40	—	40	112	—	112
Acquisition, restructuring and other items, net	3,286	(3)	3,283	35,367	(6,266)	29,101
Total operating expenses	48,831	(3)	48,828	242,414	(8,762)	233,652
Gain on sale of assets	—	—	—	6,657	(6,657)	—
Operating loss	(9,974)	6	(9,968)	(199,896)	(68)	(199,964)
Interest income, net	135	—	135	394	—	394
Other income (expense), net	5,430	(5,500)	(70)	(238)	—	(238)
Total other income, net	5,565	(5,500)	65	156	—	156
Loss before income tax benefit	(4,409)	(5,494)	(9,903)	(199,740)	(68)	(199,808)
Income tax expense (benefit)	(2)	—	(2)	(12,004)	—	(12,004)
Net loss	$(4,407)	$(5,494)	$(9,901)	$(187,736)	$(68)	$(187,804)

Loss per share
Basic	$(0.11)		$(0.24)	$(4.67)		$(4.67)
Diluted	$(0.11)		$(0.24)	$(4.67)		$(4.67)

Weighted average shares outstanding
Basic	40,853		40,853	40,234		40,234
Diluted	40,853		40,853	40,234		40,234

(1)  Reflects the Company’s US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products (“the Businesses”) as of February 29, 2024, for the three months ended February 28, 2025 and February 29, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Nine Months Ended			Nine Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024
		(unaudited)			(unaudited)

Net sales	$212,340	188	$212,528	$232,934	(33,336)	$199,598
Cost of sales (exclusive of intangible amortization)	96,853	155	97,008	116,751	(24,121)	92,630
Gross profit	115,487	33	115,520	116,183	(9,215)	106,968
% of net sales	54.4%		54.4%	49.9%		53.6%

Operating expenses
Research and development	19,632	—	19,632	24,788	(647)	24,141
Sales and marketing	76,698	—	76,698	78,237	(4,714)	73,523
General and administrative	31,856	—	31,856	30,723	(52)	30,671
Amortization of intangibles	7,730	—	7,730	10,474	(2,571)	7,903
Goodwill impairment	—	—	—	159,476	—	159,476
Change in fair value of contingent consideration	272	—	272	203	—	203
Acquisition, restructuring and other items, net	13,465	161	13,626	44,767	(6,394)	38,373
Total operating expenses	149,653	161	149,814	348,668	(14,378)	334,290
Gain on sale of assets	—	—	—	54,499	(54,499)	—
Operating loss	(34,166)	(128)	(34,294)	(177,986)	(49,336)	(227,322)
Interest income, net	975	—	975	1,047	—	1,047
Other income (expense), net	5,269	(5,500)	(231)	(558)	—	(558)
Total other income, net	6,244	(5,500)	744	489	—	489
Loss before income tax benefit	(27,922)	(5,628)	(33,550)	(177,497)	(49,336)	(226,833)
Income tax expense (benefit)	21	—	21	(6,597)	—	(6,597)
Net loss	$(27,943)	$(5,628)	$(33,571)	$(170,900)	$(49,336)	$(220,236)

Loss per share
Basic	$(0.68)		$(0.82)	$(4.26)		$(5.49)
Diluted	$(0.68)		$(0.82)	$(4.26)		$(5.49)

Weighted average shares outstanding
Basic	40,809		40,809	40,098		40,098
Diluted	40,809		40,809	40,098		40,098

(1)  Reflects the Company’s US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products (“the Businesses”) as of February 29, 2024, for the nine months ended February 28, 2025 and February 29, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Income (Loss):

	Three Months Ended		Nine Months Ended
	Feb 28, 2025	Feb 29, 2024	Feb 28, 2025	Feb 29, 2024
	(unaudited)		(unaudited)

Net loss	$(4,407)	$(187,736)	$(27,943)	$(170,900)

Amortization of intangibles	2,598	3,287	7,730	10,474
Change in fair value of contingent consideration	40	112	272	203
Acquisition, restructuring and other items, net (1)	3,286	35,367	13,465	44,767
Goodwill impairment	—	159,476	—	159,476
Gain on sale of assets	—	(6,657)	—	(54,499)
Tax effect of non-GAAP items (2)	(350)	(10,128)	1,506	(2,670)
Adjusted net income (loss)	$1,167	$(6,279)	$(4,970)	$(13,149)

Reconciliation of Diluted Loss Per Share to non-GAAP Adjusted Diluted Income (Loss) Per Share:

	Three Months Ended		Nine Months Ended
	Feb 28, 2025	Feb 29, 2024	Feb 28, 2025	Feb 29, 2024
	(unaudited)		(unaudited)

Diluted loss per share	$(0.11)	$(4.67)	$(0.68)	$(4.26)

Amortization of intangibles	0.06	0.08	0.19	0.26
Change in fair value of contingent consideration	0.01	0.00	0.01	0.01
Acquisition, restructuring and other items, net (1)	0.08	0.89	0.32	1.11
Goodwill impairment	—	3.96	—	3.98
Gain on sale of assets	—	(0.17)	—	(1.36)
Tax effect of non-GAAP items (2)	(0.01)	(0.25)	0.04	(0.07)
Adjusted diluted income (loss) per share	$0.03	$(0.16)	$(0.12)	$(0.33)

Adjusted diluted sharecount (3)	42,091	40,234	40,809	40,098

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company’s U.S. deferred tax assets and an effective tax rate of 23% for the periods ended February 28, 2025 and February 29, 2024.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	Feb 28, 2025	Feb 29, 2024	Feb 28, 2025	Feb 29, 2024
	(unaudited)		(unaudited)

Net loss	$(4,407)	$(187,736)	$(27,943)	$(170,900)

Income tax expense (benefit)	(2)	(12,004)	21	(6,597)
Interest income, net	(135)	(394)	(975)	(1,047)
Depreciation and amortization	6,319	7,522	19,967	20,895
Goodwill impairment	—	159,476	—	159,476
Change in fair value of contingent consideration	40	112	272	203
Stock based compensation	2,398	2,612	8,131	8,633
Acquisition, restructuring and other items, net (1)	2,623	34,232	10,239	43,632
Gain on sale of assets	—	(6,657)	—	(54,499)
Adjusted EBITDA	$6,836	$(2,837)	$9,712	$(204)

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted Net Loss:

	Pro Forma		Pro Forma
	Three Months Ended		Nine Months Ended
	Feb 28, 2025	Feb 29, 2024	Feb 28, 2025	Feb 29, 2024
	(unaudited)		(unaudited)

Pro forma net loss	$(9,901)	$(187,804)	$(33,571)	$(220,236)

Amortization of intangibles	2,598	2,644	7,730	7,903
Change in fair value of contingent consideration	40	112	272	203
Acquisition, restructuring and other items, net (1)	3,283	29,101	13,626	38,373
Goodwill impairment	—	159,476	—	159,476
Tax effect of non-GAAP items (2)	914	(10,055)	2,763	(1,795)
Adjusted pro forma net loss	$(3,066)	$(6,526)	$(9,180)	$(16,076)

Reconciliation of Pro Forma Diluted Loss Per Share to Pro Forma Adjusted Diluted Loss Per Share:

	Pro Forma		Pro Forma
	Three Months Ended		Nine Months Ended
	Feb 28, 2025	Feb 29, 2024	Feb 28, 2025	Feb 29, 2024
	(unaudited)		(unaudited)

Pro forma diluted loss per share	$(0.24)	$(4.67)	$(0.82)	$(5.49)

Amortization of intangibles	0.06	0.07	0.19	0.20
Change in fair value of contingent consideration	0.01	0.01	0.01	0.01
Acquisition, restructuring and other items, net (1)	0.07	0.72	0.33	0.94
Goodwill impairment	—	3.96	—	3.98
Tax effect of non-GAAP items (2)	0.02	(0.25)	0.07	(0.04)
Adjusted pro forma diluted loss per share	$(0.08)	$(0.16)	$(0.22)	$(0.40)

Adjusted diluted sharecount (3)	40,853	40,234	40,809	40,098

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company’s U.S. deferred tax assets and an effective tax rate of 23% for the periods ended February 28, 2025 and February 29, 2024.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA:
	Pro Forma		Pro Forma
	Three Months Ended		Nine Months Ended
	Feb 28, 2025	Feb 29, 2024	Feb 28, 2025	Feb 29, 2024
	(unaudited)		(unaudited)

Pro forma net loss	$(9,901)	$(187,804)	$(33,571)	$(220,236)

Income tax expense (benefit)	(2)	(12,004)	21	(6,597)
Interest income, net	(135)	(394)	(975)	(1,047)
Depreciation and amortization	6,319	6,861	19,967	18,234
Goodwill impairment	—	159,476	—	159,476
Change in fair value of contingent consideration	40	112	272	203
Stock based compensation	2,398	2,142	8,131	8,000
Acquisition, restructuring and other items, net (1)	2,620	27,966	10,400	37,238
Adjusted EBITDA	$1,339	$(3,645)	$4,245	$(4,729)

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
ACQUISITION, RESTRUCTURING, AND OTHER ITEMS, NET DETAIL
(in thousands)

	Three Months Ended		Nine Months Ended
(in thousands)	Feb 28, 2025	Feb 29, 2024	Feb 28, 2025	Feb 29, 2024
Legal (1)	$—	$23,314	$406	$30,453
Mergers and acquisitions	—	147	737	399
Plant closure (2)	3,130	5,426	11,820	6,115
Intangible and other asset impairment	—	6,260	—	6,260
Transition service agreement (3)	(463)	(333)	(1,424)	(655)
Manufacturing relocation (4)	—	—	—	587
Other (5)	619	553	1,926	1,608
Total	$3,286	$35,367	$13,465	$44,767

(1) Legal expenses related to litigation that is outside the normal course of business.  For the three and nine months ended February 29, 2024, a $19.3 million settlement expense was recorded as a result of the Settlement Agreement that was entered into between the Company and BD.

(2) Plant closure expenses, related to the restructuring of our manufacturing footprint which was announced on January 5, 2024.

(3) Transition services agreements that were entered into with Merit and Spectrum.

(4) Expenses to relocate certain manufacturing lines out of Queensbury, NY.

(5) Included in the $1.6 million in other for the nine months ended February 29, 2024 is $0.9 million of deferred financing fees that were written-off in conjunction with the sale of the Dialysis and BioSentry businesses and concurrent extinguishment of the debt.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$31,341	$—	$31,341	$25,844	$(190)	$25,654	21.3%			22.2%
Med Device	40,663	9	40,672	49,338	(9,021)	40,317	(17.6)%			0.9%
	$72,004	$9	$72,013	$75,182	$(9,211)	$65,971	(4.2)%	0.2%	(4.0)%	9.2%	0.2%	9.4%

Net Sales
United States	$61,340	$4	$61,344	$62,342	$(6,521)	$55,821	(1.6)%			9.9%
International	10,664	5	10,669	12,840	(2,690)	10,150	(16.9)%	1.1%	(15.8)%	5.1%
	$72,004	$9	$72,013	$75,182	$(9,211)	$65,971	(4.2)%	0.2%	(4.0)%	9.2%	0.2%	9.4%

(1)  Reflects the Company’s US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products (“the Businesses”) as of February 29, 2024, for the three months ended February 28, 2025 and February 29, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$19,588	$—	$19,588	$15,857	$(83)	$15,774	23.5%	24.2%
Gross profit % of sales	62.5%		62.5%	61.4%		61.5%

Med Device	$19,269	$3	$19,272	$20,004	$(2,090)	$17,914	(3.7)%	7.6%
Gross profit % of sales	47.4%		47.4%	40.5%		44.4%

Total	$38,857	$3	$38,860	$35,861	$(2,173)	$33,688	8.4%	15.4%
Gross profit % of sales	54.0%		54.0%	47.7%		51.1%

(1)  Reflects the Company’s US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products (“the Businesses”) as of February 29, 2024, for the three months ended February 28, 2025 and February 29, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Nine Months Ended			Nine Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$90,863	$—	$90,863	$77,068	$(443)	$76,625	17.9%			18.6%
Med Device	121,477	188	121,665	155,866	(32,893)	122,973	(22.1)%			(1.1)%
	$212,340	$188	$212,528	$232,934	$(33,336)	$199,598	(8.8)%	0.0%	(8.8)%	6.5%	0.1%	6.6%

Net Sales
United States	$183,499	$14	$183,513	$190,743	$(23,098)	$167,645	(3.8)%			9.5%
International	28,841	174	29,015	42,191	(10,238)	31,953	(31.6)%	0.4%	(31.2)%	(9.2)%
	$212,340	$188	$212,528	$232,934	$(33,336)	$199,598	(8.8)%	0.0%	(8.8)%	6.5%	0.1%	6.6%

(1)  Reflects the Company’s US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products (“the Businesses”) as of February 29, 2024, for the nine months ended February 28, 2025 and February 29, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY
(in thousands)

	Nine Months Ended			Nine Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Feb 28, 2025	Feb 28, 2025	Feb 28, 2025	Feb 29, 2024	Feb 29, 2024	Feb 29, 2024	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$57,398	$—	$57,398	$48,400	$(155)	$48,245	18.6%	19.0%
Gross profit % of sales	63.2%		63.2%	62.8%		63.0%

Med Device	$58,089	33	$58,122	$67,783	$(9,060)	$58,723	(14.3)%	(1.0)%
Gross profit % of sales	47.8%		47.8%	43.5%		47.7%

Total	$115,487	$33	$115,520	$116,183	$(9,215)	$106,968	(0.6)%	8.0%
Gross profit % of sales	54.4%		54.4%	49.9%		53.6%

(1)  Reflects the Company’s US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products (“the Businesses”) as of February 29, 2024, for the nine months ended February 28, 2025 and 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Feb 28, 2025	May 31, 2024
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$44,760	$76,056
Accounts receivable, net	43,468	43,610
Inventories	63,105	60,616
Earn-out receivable	5,500	—
Prepaid expenses and other	15,440	12,971
Total current assets	172,273	193,253
Property, plant and equipment, net	32,530	35,666
Other assets	9,681	11,369
Intangible assets, net	70,931	77,383
Total assets	$285,415	$317,671
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,265	$37,751
Accrued liabilities	36,949	41,098
Current portion of contingent consideration	5,000	4,728
Other current liabilities	5,757	7,578
Total current liabilities	77,971	91,155
Deferred income taxes	4,203	4,852
Other long-term liabilities	17,371	16,078
Total liabilities	99,545	112,085
Stockholders’ equity	185,870	205,586
Total Liabilities and Stockholders’ Equity	$285,415	$317,671

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	Feb 28, 2025	Feb 29, 2024	Feb 28, 2025	Feb 29, 2024
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(4,407)	$(187,736)	$(27,943)	$(170,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,319	7,522	19,967	20,895
Non-cash lease expense	503	484	1,496	1,441
Stock based compensation	2,398	2,612	8,131	8,633
Gain on disposal of assets	—	(6,657)	—	(54,499)
Transaction costs for disposition	—	(2,657)	—	(5,084)
Change in fair value of contingent consideration	40	112	272	203
Impairment loss on indefinite-lived intangible assets (1)	—	159,476	—	159,476
Deferred income taxes	(207)	(12,094)	(795)	(7,143)
Change in accounts receivable allowances	142	458	530	1,007
Fixed and intangible asset impairments and disposals	38	6,845	97	7,084
Write-off of other assets	—	—	—	869
Other	30	299	149	161
Changes in operating assets and liabilities:
Accounts receivable	(474)	1,668	(424)	2,345
Inventories	2,810	2,019	(2,493)	(6,825)
Prepaid expenses and other	(9,387)	(2,587)	(9,459)	(7,566)
Accounts payable, accrued and other liabilities	(10,964)	17,710	(18,467)	16,744
Net cash used in operating activities	(13,159)	(12,526)	(28,939)	(33,159)
Cash flows from investing activities:
Additions to property, plant and equipment	(1,798)	(607)	(3,687)	(1,952)
Additions to placement and evaluation units	(1,391)	(1,239)	(3,868)	(3,245)
Acquisition of intangibles	—	(3,250)	—	(3,250)
Proceeds from sale of assets	—	34,500	—	134,500
Net cash (used in) provided by investing activities	(3,189)	29,404	(7,555)	126,053
Cash flows from financing activities:
Repayment of long-term debt	—	—	—	(50,000)
Payment of acquisition related contingent consideration	—	—	—	(10,000)
Principal payments on finance arrangement	(58)	—	(58)	—
Proceeds from finance arrangement	6,310	—	6,310	—
Repurchase of common stock	—	—	(1,670)	—
Proceeds from exercise of stock options and employee stock purchase plan	895	694	933	752
Net cash provided by (used) in financing activities	7,147	694	5,515	(59,248)
Effect of exchange rate changes on cash and cash equivalents	(128)	(17)	(317)	185
Increase (decrease) in cash and cash equivalents	(9,329)	17,555	(31,296)	33,831
Cash and cash equivalents at beginning of period	54,089	60,896	76,056	44,620
Cash and cash equivalents at end of period	$44,760	$78,451	$44,760	$78,451